SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 22, 2003

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 3000
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(612) 330-5500

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.01 Press Release
EX-99.02 Credit Agreement

Item 5. Other Events

On Jan. 22, 2003, Xcel Energy announced it had increased its liquidity at the holding company to about $300 million following completion of a new $100 million, nine-month term loan facility and the closing of the sale of Viking Gas Transmission Company.

For more information, see the Press Release attached as exhibit 99.01 and the credit agreement attached as exhibit 99.02.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Press Release of Xcel Energy dated January 22, 2003
99.02	Credit Agreement between Xcel Energy, King Street Capital and an affiliate of Perry Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ RICHARD C. KELLY Richard C. Kelly Vice President and Chief Financial Officer

January 22, 2003